Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 24, 2009 with respect to the consolidated financial statements and schedule included in the Annual Report of RCM Technologies, Inc. and Subsidiaries on Form 10-K for the year ended January 2, 2010, which is incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/Grant Thornton LLP
Grant Thornton LLP
Philadelphia, Pennsylvania
March 11, 2010